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Exhibit 21 - Subsidiaries of Registrant

         Unless otherwise indicated, Avatar owns, directly or through a subsidiary, all of the outstanding capital stock of each of the below listed active subsidiaries.

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Name                                                                    State of Incorporation
----                                                                    ----------------------
American Cablevision Services, Inc.                                          Florida
Avatar at Presidential Estates, Inc.                                         Florida
Avatar Properties Inc.                                                       Florida
   Avatar Communities, Inc.                                                  Florida
           Avatar Finance, Inc.                                              Delaware
   Avatar New Homes of Florida, Inc.                                         Florida
   Avatar Ocean Palms, Inc.                                                  Florida  (1)
   Avatar Realty Inc.                                                        Delaware
        Avatar Condominium Management Inc.                                   Florida
                Avatar Asset Management, Inc.                                Florida
        Avatar Development Corporation                                       Florida
                Avatar Harbor Islands, Inc.                                  Florida
                Harbor Islands Realty, Inc.                                  Florida
        Avatar Realty of Arizona, Inc.                                       Arizona
        Brookman-Fels Construction Management, Inc.                          Florida
        Dorten, Inc.                                                         Florida
   Poinciana Golf and Racquet Club, Inc.                                     Florida
   Poinciana New Township, Inc.                                              Florida
                Avatar Poinciana, Inc.                                       Florida
   Prominent Title Insurance Agency, Inc.                                    Florida
   Rio Rico Properties Inc.                                                  Arizona
                Avatar Homes of Arizona, Inc.                                Arizona
                Bella Vista at Rio Rico Development Inc.                     Arizona
                Rio Rico Realty, Inc.                                        Arizona
Avatar Retirement Communities, Inc.                                          Delaware
   Solivita at Poinciana, Inc.                                               Florida
                Solivita at Poinciana Food and Beverage, Inc.                Florida
                Solivita at Poinciana Golf Club, Inc.                        Florida
                Solivita at Poinciana Recreation, Inc.                       Florida
   Solivita Realty, Inc.                                                     Florida
Avatar Utilities Inc.                                                        Delaware (2)
   Avatar Utility Services, Inc.                                             Florida
   Consolidated Water Company                                                Delaware
Brookman-Fels Communities, Inc.                                              Delaware
Rio Rico Utilities Inc.                                                      Arizona
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(1)      Avatar Ocean Palms, Inc. is the joint venture partner for the Ocean
         Palms condominium.

(2) Avatar Utilities Inc. owns over 99% of the outstanding shares of common stock of Consolidated Water Company.